UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2010

VAXGEN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26483	94-3236309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

379 Oyster Point Boulevard, Suite 10, South San Francisco, California 94080

(Address of Principal Executive Offices)           (Zip Code)

Registrant’s telephone number, including area code: (650) 624-1000

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 28, 2010, VaxGen, Inc. (“VaxGen”) announced the closing of its merger transaction with privately-held diaDexus, Inc. (“diaDexus”) pursuant to the Agreement and Plan of Merger and Reorganization, dated as of May 28, 2010, as amended June 24, 2010 (the “Merger Agreement”), by and among VaxGen, diaDexus, Violet Acquisition Corporation, a wholly owned subsidiary of VaxGen (“Merger Sub I”), Violet Acquisition, LLC, a wholly owned subsidiary of VaxGen (“Merger Sub II”), and John E. Hamer, as the representative of diaDexus’ stockholders.  Pursuant to the Merger Agreement, diaDexus became a wholly owned subsidiary of VaxGen through a merger of Merger Sub I with and into diaDexus with diaDexus as the surviving company (“Merger I”) and, immediately following the effectiveness of Merger I, a merger of diaDexus with and into Merger Sub II with Merger Sub II as the surviving entity (“Merger II” and together with Merger I, the “Merger”).

Upon completion of the Merger and subject to the terms and conditions of the Merger Agreement, each outstanding share of Series F Preferred Stock of diaDexus (“diaDexus Series F Preferred”) converted into the right to receive approximately 1.7583 shares of common stock of VaxGen, which in the aggregate totaled approximately 19,059,144 shares of VaxGen common stock.  In addition, in accordance with the Merger Agreement and the diaDexus Retention Bonus Plan, as amended and restated as of June 24, 2010 (the “Retention Bonus Plan”), (i) VaxGen issued 901,390 shares of VaxGen common stock to the executive officers of diaDexus and (ii) paid or will pay approximately $90,048 in cash to the executive officers of diaDexus to satisfy certain withholding obligations incurred in connection with issuance of the aforementioned shares of VaxGen common stock and $136,729 in cash to non-officer employees of diaDexus.  As of July 28, 2010, after giving effect to the Merger and the issuance of VaxGen common stock to the executive officers of diaDexus, VaxGen had 53,067,057 shares of common stock issued and outstanding, with the former holders of diaDexus Series F Preferred and the executive officers of diaDexus collectively owning approximately 38%, and the pre-Merger VaxGen stockholders owning approximately 62%, of the outstanding VaxGen common stock.

Approximately 10% of the shares issued in the Merger have been placed in escrow to satisfy indemnification obligations, if any, of the former holders of diaDexus Series F Preferred and the executive officers of diaDexus pursuant to the Merger Agreement. The escrow will expire on July 28, 2011.

Pursuant to a bridge financing entered into by diaDexus on May 28, 2010 in connection with the execution of the Merger Agreement, diaDexus issued to VaxGen a secured promissory note for an amount up to $6 million and issued to certain stockholders of diaDexus secured promissory notes in the aggregate amount of $1.5 million.  In connection with the completion of the Merger, VaxGen forgave the full remaining amount of its secured promissory note (approximately $4 million principal balance at the time of the Merger), and VaxGen and diaDexus repaid in full the other outstanding secured promissory notes held by the former diaDexus stockholders.  One of the secured promissory notes was held by a fund affiliated with Louis C. Bock, who was appointed to the Board of Directors of VaxGen in connection with the Merger.  See Item 5.02 of this Form 8-K for additional information.

Pursuant to the terms of the Merger Agreement, former diaDexus directors Patrick Plewman, Louis C. Bock and Charles W. Patrick were appointed to the Board of Directors of VaxGen immediately after the effective time of Merger II.  The officers of diaDexus were appointed as the officers of VaxGen, with Patrick Plewman to serve as President and Chief Executive Officer, David J. Foster to serve as Executive Vice President, Chief Financial Officer and Secretary, Robert L. Wolfert to serve as Executive Vice President and Chief Scientific Officer, and Bernard M. Alfano to serve as Executive Vice President and Chief Commercial Officer. See Item 5.02 of this Form 8-K for additional information regarding VaxGen’s officers and directors.

The Merger Agreement is filed herewith as Exhibit 2.1 and Amendment No. 1 to the Merger Agreement, dated as of June 24, 2010, is filed herewith as Exhibit 2.2, and each is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On July 28, 2010 in connection with the Merger, VaxGen issued an aggregate of 19,960,534 shares of VaxGen common stock to the former holders of diaDexus Series F Preferred and to the executive officers of diaDexus.  VaxGen issued (i) 1.7583 shares of VaxGen common stock for each share of diaDexus Series F Preferred, which resulted in the aggregate issuance of approximately 19,059,144 shares, pursuant and subject to the terms and conditions of the Merger Agreement and (ii) 901,390 shares of VaxGen common stock to the executive officers of diaDexus allocated pursuant and subject to the terms and conditions of the Retention Bonus Plan and the Merger Agreement.

The issuance of the shares of VaxGen common stock to the former holders of diaDexus Series F Preferred in connection with the Merger and to the executive officers of diaDexus in accordance with the Retention Bonus Plan were made pursuant to a private placement in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 thereunder.  Each of the 21 holders of diaDexus Series F Preferred and each of the four executive officer participants in the Retention Bonus Plan were “accredited investors” as defined in Rule 501(a) under the Securities Act.  Each recipient represented that it was acquiring the securities for investment purposes for its own account and not with a view toward distribution of the securities.  Additionally, VaxGen advised each recipient that the securities issued to them in connection with the Merger had not been registered under the Securities Act and may not be sold unless they are registered under the Securities Act or sold pursuant to a valid exemption from registration under the Securities Act.  The certificates representing the subject shares were issued with the appropriate restrictive legend.  Additionally, VaxGen did not engage in any general solicitation or advertisement for the issuance of the VaxGen common shares to the recipients in connection with the Merger.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

Pursuant to the terms of the Merger Agreement, each of Franklin M. Berger and Kevin L. Reilly resigned from VaxGen’s Board of Directors effective as of the effective time of Merger II on July 28, 2010.  Patrick Plewman, Louis C. Bock and Charles W. Patrick were appointed to the Board of Directors effective immediately after the effective time of Merger II on July 28, 2010 to fill three vacancies on the Board of Directors. Lori F. Rafield and James P. Panek will continue to serve as directors of VaxGen. On July 29, 2010, (i) Dr. Rafield was appointed Chairman of the Board of Directors, (ii) Messrs. Bock, Panek and Patrick were appointed as members of the Audit Committee (with Mr. Bock to serve as chair of such committee), and (iii) Messrs. Bock, Panek and Patrick and Dr. Rafield were appointed as members of the Compensation Committee.

Compensation

Pursuant to VaxGen’s Non-Employee Director Cash Compensation Policy, adopted by the Board of Directors on July 29, 2010, (i) each of VaxGen’s non-employee directors (other than the Chairman of the Board) will receive an annual retainer fee of $25,000, (ii) the Chairman of the Board will receive an annual retainer fee of $40,000, (iii) each member of the Audit Committee (other than the chair) will receive an annual retainer fee of $7,500, and (iv) the chair of the Audit Committee will receive an annual retainer fee of $15,000.  The members of the Compensation Committee will not be separately compensated for their services in such capacity.

On July 29, 2010, the Board of Directors approved option grants under VaxGen’s Amended and Restated 1996 Stock Option Plan to certain members of the Board of Directors.  Specifically, the Board of Directors granted an option to purchase 60,000 shares of VaxGen common stock to each of Messrs. Panek, Patrick and Bock and an option to purchase 90,000 shares of VaxGen common stock to Dr. Rafield, in each case, with an exercise price of $0.26 per share, vesting in substantially equal monthly installments over a period of 12 months. Mr. Panek and Dr. Rafield each agreed to surrender their previously-granted options to purchase VaxGen common stock.

Indemnity Agreements

Each of VaxGen’s newly appointed directors will enter into VaxGen’s standard indemnity agreement.

Bridge Loan Payment

Mr. Bock is a Managing Director of Scale Venture Management I, LLC, which is the General Partner of BAVP, LP. Pursuant to the bridge financing entered into by diaDexus on May 28, 2010 in connection with the execution of the Merger Agreement, diaDexus issued a secured promissory note to BAVP, LP in the principal amount of $420,472, which note accrued simple interest of 10% per annum. In connection with the closing of the Merger, diaDexus repaid in full the principal balance and accrued interest (approximately $427,499) of the secured promissory note.

Executive Officers

Pursuant to the terms of the Merger Agreement, James P. Panek resigned from his position as President of VaxGen effective as of the effective time of Merger II on July 28, 2010, with his employment to be terminated by VaxGen on July 31, 2010.  In connection with the termination of his employment, Mr. Panek will receive severance benefits, including a $193,050 cash payment, health insurance continuation coverage and payment of certain accrued benefits, all as provided in his existing Amended and Restated Employment Agreement, dated April 20, 2010, as amended May 27, 2010 (the “Panek Agreement”).  Mr. Panek is also entitled to receive a one-time cash bonus of $52,000 as a result of the completion of the Merger, as also provided in the Panek Agreement.

Effective immediately following the effective time of Merger II on July 28, 2010, the Board of Directors appointed Patrick Plewman to serve as President and Chief Executive Officer, David J. Foster to serve as Executive Vice President, Chief Financial Officer and Secretary, Robert L. Wolfert to serve as Executive Vice President and Chief Scientific Officer, and Bernard M. Alfano to serve as Executive Vice President and Chief Commercial Officer of VaxGen.

Patrick Plewman, age 44, served as Chief Executive Officer of diaDexus from June 2000 to July 2010, a Director of diaDexus from April 2000 to July 2010, and President of diaDexus from December 1999 to July 2010.  From diaDexus’ inception in August 1997 through June 1999, Mr. Plewman served as diaDexus’ Vice President of Corporate Development and from July 1999 served as diaDexus’ Chief Operating Officer.  From 1989 to 1997, Mr. Plewman served in various capacities at SmithKline Beecham Corporation, most recently as Director, Business Development – Molecular Diagnostics, leading the formation and spin-out of diaDexus from SmithKline Beecham Corporation in 1997.  Mr. Plewman was a Phi Beta Kappa graduate and Morehead-Cain Scholar at the University of North Carolina at Chapel Hill where he received a B.A. in Chemistry and Political Science.  Mr. Plewman also holds an M.B.A. from Harvard Business School.

David J. Foster, age 53, served as diaDexus’ Executive Vice President, Finance and Administration and Chief Financial Officer from February 2007 to July 2010. Since 2008, Mr. Foster has also served as a member of the board of directors of NovaRay Medical, Inc., a developer of digital x-ray technology for medical imaging.  From July 2005 until February 2007, he served as a consultant to various companies. From 2002 to 2005, Mr. Foster served as Senior Vice President and Chief Financial Officer of Argonaut Technologies, Inc., a publicly owned chemistry instrument and consumables company.  Previously, Mr. Foster was a co-founder and Chief Executive Officer of Cohesion Technologies Inc., a publicly owned, medical technology start-up.  From 1984 to 1997, Mr. Foster served in various capacities at Collagen Corporation, a global, public medical technology company, most recently as Senior Vice President and General Manager of Collagen Technologies.  He also served as an officer at Collagen Corporation for seven years, including five years as Chief Financial Officer.  Mr. Foster holds a B.S. in Mechanical Engineering and an M.B.A. from the University of California at Berkeley.

Bernard M. Alfano, age 49, served as diaDexus’ Executive Vice President and Chief Commercial Officer from May 2009 to July 2010 and previously served as diaDexus’ Executive Vice President, Sales and Marketing from February 2007 to April 2009.  From 2001 to 2006, Mr. Alfano held various senior management positions within IRIS Diagnostics, a division of publicly owned International Remote Imaging Systems, Inc. (“IRIS”), ultimately serving as President from 2005 to 2006.  Prior to joining IRIS, he served as Vice President, Business and Product Development at OxiBio, Inc. and as Vice President, Global Sales and Marketing at Litmus Concepts Inc., two early stage biotech companies.  Mr. Alfano has more than 20 years experience in medical devices and diagnostics including companies such as C.R. Bard, Inc., Syntex Corporation and Johnson & Johnson earlier in his career.  He received a B.A. in Business Administration from Seattle University.

Robert L. Wolfert, age 56, served as diaDexus’ Executive Vice President and Chief Scientific Officer from May 2008 to July 2010 and previously served as diaDexus’ Executive Vice President, Diagnostics from 2006.  Dr. Wolfert joined diaDexus as Vice President, Diagnostics in 2000.  From 1999 to 2000, Dr. Wolfert was Vice President, Research and Development of Atairgin Technologies Inc., a biotechnology company.  From 1984 to 1999, Dr. Wolfert served in various capacities at Hybritech Incorporated where he most recently held the position of Director of Immunodiagnostics Research.  Dr. Wolfert holds a B.A. in Chemistry and Biology from Cornell University and a Ph.D. in Biochemistry and Immunology from Tufts University School of Medicine.

The Merger Agreement provided that each of Messrs. Plewman, Foster and Alfano and Dr. Wolfert would be appointed to serve in the positions indicated for VaxGen immediately following the consummation of the Merger.  There are no family relationships between any of Messrs. Plewman, Foster and Alfano and Dr. Wolfert and/or any of VaxGen’s directors.

Executive Agreements

Terms of Patrick Plewman’s Employment Agreement

diaDexus entered into an Amended and Restated Employment Agreement with Patrick Plewman, its President and Chief Executive Officer, effective as of May 1, 2008 (the “Plewman Agreement”). Upon consummation of the Merger, VaxGen succeeded to all rights and obligations under the Plewman Agreement.

VaxGen’s Board of Directors has set Mr. Plewman’s base salary at $380,000.  Mr. Plewman is also eligible to earn an annual bonus based upon specified performance criteria. Mr. Plewman’s base salary and annual bonus are each subject to review annually for possible increases in light of Mr. Plewman’s performance and competitive data.  Mr. Plewman is also eligible to receive stock option grants and other equity awards as are approved by the Board of Directors. Under the Plewman Agreement, if Mr. Plewman is terminated without cause or he is constructively terminated and he signs and does not revoke a standard form of release of claims, Mr. Plewman will be entitled to the following severance:

•	Payment of an amount equal to one year of his base salary less applicable withholding, payable in substantially equal bi-monthly installments (the “Plewman Cash Severance”);

•
All outstanding options for common stock and other equity-based awards held by Mr. Plewman will become fully vested and exercisable and any restrictions on unvested shares of common stock held by Mr. Plewman will lapse;

•
Payment of group health, dental and vision plan continuation coverage premiums and, if applicable, covered dependents, for the lesser of 12 months from the termination of service or the date upon which he and his covered dependents are covered by similar plans by Mr. Plewman’s new employer; and

•	Reimbursement of relocation expenses for Mr. Plewman and his family from the San Francisco Bay Area, California, to the United Kingdom incurred within 12 months of Mr. Plewman’s termination.

If Mr. Plewman dies or becomes permanently disabled during the term of the Plewman Agreement, Mr. Plewman will be treated as if he had been terminated without cause for the purpose of severance benefits.

The foregoing description of the Plewman Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Plewman Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Guaranty of Monetary Compensation to Patrick Plewman

Pursuant to the Merger Agreement, VaxGen entered into a Guaranty, dated July 28, 2010, in favor of Mr. Plewman, (the “Plewman Guaranty”), which provides that VaxGen will guarantee the payment when due of the base salary, bonuses and the Plewman Cash Severance owed to Mr. Plewman pursuant to the Plewman Agreement.  The maximum amount of the guaranty is limited to the sum of remaining amounts payable with respect to payments of base salary, bonuses accruing after the effective time of Merger II and the Plewman Cash Severance.

The foregoing description of the Plewman Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Plewman Guaranty, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Terms of Employment Agreements for David J. Foster, Bernard M. Alfano and Robert L. Wolfert

diaDexus entered into an Amended and Restated Employment Agreement with each of David J. Foster, its Executive Vice President and Chief Financial Officer, Bernard M. Alfano, its Executive Vice President and Chief Commercial Officer, and Robert L. Wolfert, its Executive Vice President and Chief Scientific Officer, effective as of May 1, 2008 (the “Executive Agreements”). Upon consummation of the Merger, VaxGen succeeded to all rights and obligations under the Executive Agreements.

VaxGen’s Board of Directors has set the base salaries for each of Messrs. Foster and Alfano and Dr. Wolfert at $320,000. Each executive is also eligible to earn an annual bonus of up to 50% of his base salary based upon specified performance criteria. Each executive’s base salary and annual bonus are subject to review annually for possible increases in light of such executive’s performance and competitive data.  Each executive is also eligible to receive stock option grants and other equity awards as are approved by the Board of Directors. Under the Executive Agreements, if an executive is terminated without cause or he is constructively terminated and he signs and does not revoke a standard form of release of claims, such executive will be entitled to the following severance:

•	Payment of an amount equal to six months of his base salary less applicable withholding;

•
Payment of group health, dental and vision plan continuation coverage premiums and, if applicable, covered dependents, for the lesser of six months from the termination of service or the date upon which he and his covered dependents are covered by similar plans by the executive’s new employer; and

•
If the executive is terminated within 12 months of a change in control, all outstanding options for common stock will become vested and exercisable and any restrictions on unvested shares of common stock held by the executive will lapse with respect to that number of shares which would have become vested if the executive had remained in continuous service for an additional six months.

If an executive dies or becomes permanently disabled during the term of his applicable Executive Agreement, such executive will be treated as if he had been terminated without cause for the purpose of severance benefits.

The foregoing description of the Executive Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Agreements, which are attached as Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 to this Current Report on Form 8-K, and are incorporated herein by reference.

Retention Bonus Plan

In connection with the Merger, the Retention Bonus Plan provides for an amount equal to 8% of the shares of VaxGen common stock issuable in the Merger to be paid to the diaDexus employee participants in the Retention Bonus Plan.  The Merger Agreement provides for VaxGen to make payments required to be made under the Retention Bonus Plan in connection with the Merger.  The diaDexus Compensation Committee designated the participants of the Retention Bonus Plan and their respective percentage interests in the bonus pool prior to the Merger.  Patrick Plewman, David J. Foster, Bernard M. Alfano and Robert L. Wolfert are each designated participants in the Retention Bonus Plan, with participation percentage interests of 40%, 10%, 7.5% and 15%, respectively.  In connection with the Merger, each of these executives was issued shares of VaxGen common stock and, to the extent not otherwise satisfied, cash in lieu of shares to satisfy such  participant’s tax withholding obligations.  Specifically, Mr. Plewman was issued 444,627 shares of VaxGen common stock and was paid $65,490 in cash to satisfy withholding obligations; Mr. Foster was issued 165,731 shares of VaxGen common stock; Mr. Alfano was issued 124,298 shares of VaxGen common stock; and Dr. Wolfert was issued 166,734 shares of VaxGen common stock and was paid $24,559 in cash to satisfy withholding obligations.  The remaining 27.5% of the funds allocated pursuant to the Retention Bonus Plan are designated for payment in cash to non-officer participants in the Retention Bonus Plan by August 27, 2010.

Stock Option Grants

On July 29, 2010, the Board of Directors approved initial option grants under VaxGen’s Amended and Restated 1996 Stock Option Plan to each of Messrs. Plewman, Foster, and Alfano and Dr. Wolfert.  Specifically, the Board of Directors granted an option to purchase 1,917,125 shares of VaxGen common stock to Mr. Plewman, an option to purchase 569,158 shares of VaxGen common stock to Mr. Foster, an option to purchase 590,876 shares of VaxGen common stock to Mr. Alfano and an option to purchase 789,161 shares of VaxGen common stock to Dr. Wolfert, in each case, with an exercise price of $0.26 per share, vesting in substantially equal monthly installments over a period of 36 months.

Indemnity Agreements

Each of VaxGen’s newly appointed executive officers will enter into VaxGen’s standard indemnity agreement.

Item 7.01. Regulation FD Disclosure.

On July 28, 2010, VaxGen issued a press release announcing the closing of the Merger, a copy of which is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The consolidated financial statements of diaDexus, including the report of the independent registered public accounting firm, PricewaterhouseCoopers, required by this item have not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before October 13, 2010.

The unaudited consolidated financial statements of diaDexus required by this item have not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before October 13, 2010.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item has not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before October 13, 2010.

(d) Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger and Reorganization, dated May 28, 2010, by and among VaxGen, Inc., Violet Acquisition Corporation, Violet Acquisition LLC and diaDexus, Inc., and John E. Hamer, as the agent of diaDexus’ stockholders (incorporated by reference to Exhibit 2.1 to VaxGen’s Current Report on Form 8-K, file no. 000-26483, dated May 28, 2010).*

2.2
Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated June 24, 2010, by and among VaxGen, Inc., Violet Acquisition Corporation, Violet Acquisition LLC, diaDexus, Inc., and John E. Hamer, as the agent of diaDexus’ stockholders (incorporated by reference to Exhibit 2.1 to VaxGen’s Current Report on Form 8-K, file no. 000-26483, dated June 24, 2010).

10.1	Amended and Restated Employment Agreement, effective May 1, 2008, by and between diaDexus, Inc. and Patrick Plewman.

10.2	Guaranty, dated July 28, 2010, by VaxGen, Inc. in favor of Patrick Plewman.

10.3	Amended and Restated Employment Agreement, effective May 1, 2008, by and between diaDexus, Inc. and David Foster.

10.4	Amended and Restated Employment Agreement, effective May 1, 2008, by and between diaDexus, Inc. and Bernard M. Alfano.

10.5	Amended and Restated Employment Agreement, effective May 1, 2008, by and between diaDexus, Inc. and Robert Wolfert.

99.1	Press Release dated July 28, 2010.

* Certain schedules referenced in the Agreement and Plan of Merger and Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc.
(Registrant)

Date: July 30, 2010
	By:	/s/ David J. Foster
David J. Foster
Title: Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger and Reorganization, dated May 28, 2010, by and among VaxGen, Inc., Violet Acquisition Corporation, Violet Acquisition LLC and diaDexus, Inc., and John E. Hamer, as the agent of diaDexus’ stockholders (incorporated by reference to Exhibit 2.1 to VaxGen’s Current Report on Form 8-K, file no. 000-26483, dated May 28, 2010).*

2.2
Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated June 24, 2010, by and among VaxGen, Inc., Violet Acquisition Corporation, Violet Acquisition LLC, diaDexus, Inc., and John E. Hamer as the agent of diaDexus’ stockholders (incorporated by reference to Exhibit 2.1 to VaxGen’s Current Report on Form 8-K, file no. 000-26483, dated June 24, 2010).

10.1	Amended and Restated Employment Agreement, effective May 1, 2008, by and between diaDexus, Inc. and Patrick Plewman.

10.2	Guaranty, dated July 28, 2010, by VaxGen, Inc. in favor of Patrick Plewman.

10.3	Amended and Restated Employment Agreement, effective May 1, 2008, by and between diaDexus, Inc. and David Foster.

10.4	Amended and Restated Employment Agreement, effective May 1, 2008, by and between diaDexus, Inc. and Bernard M. Alfano.

10.5	Amended and Restated Employment Agreement, effective May 1, 2008, by and between diaDexus, Inc. and Robert Wolfert.

99.1	Press Release dated July 28, 2010.

* Certain schedules referenced in the Agreement and Plan of Merger and Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.